Exhibit Index

IDS Bond Fund Inc.
File No. 2-51586/811-2503

Exhibit           Description

5. Copy of Investment Management and Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

6. Copy of Distribution Agreement between Registrant and American Express Financial Advisors Inc. Dated March 20, 1995.

9(b). Copy of Transfer Agency Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

9(d). Copy of Shareholder Service Agreement between Registrant and American Financial Advisors Inc., dated March 20, 1995.

9(e). Copy of Administrative Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

10. Opinion and consent of counsel as to the legality of the securities being registered.

11.               Independent Auditors' Consent.

15. Copy of Plan and Agreement of Distribution between Registrant and American Express Financial Advisors Inc. dated March 20, 1995.

17.               Financial Data Schedule

19(a). Directors' Power of Attorney to sign Amendments to this Registration Statement, dated January 8, 1997.